SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2011

T3 MOTION, INC.
(Exact name of registrant as specified in Charter

Delaware (State or other jurisdiction of incorporation)	001-35133 (Commission File Number)	20-4987549 (IRS Employer Identification Number)
2990 Airway Avenue
Costa Mesa, California 92626
(Address of Principal Executive Offices)
(714) 619-3600
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-99.1

Forward Looking Statements
     This Form 8-K and other reports filed by T3 Motion, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Certificate of Incorporation
On May 16, 2011, T3 Motion, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-10. The Company effected the Reverse Stock Split in connection with its recent public offering of its equity securities and its listing on the NYSE Amex.
The Reverse Stock Split and the Certificate of Amendment were approved by the Company’s Board of Directors on May 13, 2011, pursuant to authority granted by the stockholders of the Company at the Company’s annual meeting of stockholders held on June 30, 2010. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
As a result of the Reverse Stock Split, every 10 shares of the Company’s issued and outstanding Common Stock were combined into one share of Common Stock, par value, $0.001 per share. Fractional shares of Common Stock were rounded up to the nearest whole share as a result of the Reverse Stock Split.
Item 8.01 Other Events
NYSE Amex Listing
The Company’s common stock has been approved for listing on the NYSE Amex, and the Company’s common stock began trading on the NYSE Amex under the symbol “TTTM” on May 16, 2011. The Company will also trade units consisting of one share of common stock, one Class H warrant and one Class I warrant under the ticker symbol, “TTTM.U”. Once the components of the units are separated, Class H warrants and Class I warrants are expected to trade under the ticker symbols “TTTM.Z” and“TTTM.W”, respectively.
The Company’s common stock is no longer quoted on the OTC Bulletin Board under the symbol TMMM.OB.

Public Offering
On May 16, 2011, the Company announced that it has priced a public offering of 3,171,429 units of its securities at $3.50 per unit (AMEX: TTTM.U). Each unit consists of one share of its common stock (AMEX:TTTM), one Class H Warrant (AMEX:TTTM.Z) and one Class I Warrant (AMEX: TTTM.W). The securities began trading on the NYSE Amex on May 16, 2011.
The offering size was increased reflecting the underwriter’s exercise in part of its overallotment option to purchase an additional 314,286 units.
T3 Motion anticipates that the net proceeds of this offering will be used to repay outstanding indebtedness, the balance of a settlement obligation and for general working capital purposes, which may include increased spending of for research and development, sales and marketing and the hiring of additional personnel. None of T3 Motion’s management, employees, affiliates, or other stockholders are selling securities in this offering. In addition, all insiders have signed lock-ups and are prohibited from selling their stock for a period of one year.
The Company issued a press release with respect to the public offering on May 16, 2011. This press release is being furnished pursuant to Item 8.01 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of the Registrant

99.1	Press Release dated May 16, 2011 regarding the public offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC. (Registrant)
Date: May 17, 2011
/s/ Kelly Anderson
Kelly Anderson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of the Registrant

99.1	Press Release dated May 16, 2011 regarding the public offering